CBSC
                                                                    MAY 14, 1997
                                     PROXY

                        COUNTRY BANK SHARES CORPORATION
                             100 South First Street
                           Mt. Horeb, Wisconsin 53572

                   Notice of Special Meeting of Stockholders
                                 June 18, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Neal H. Brunner and Thomas D. Heuerman, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of stock of Country Bank Shares Corporation held of record by the undersigned on May 5, 1997 at the Special Meeting of shareholders of Country Bank Shares Corporation to be held on June 18, 1997 and at all adjournments thereof.

The Board of Directors Recommend a Vote "FOR" the following Proposals:

(1) To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997, as amended (the "Merger Agreement"), among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), and CBSC and the transactions contemplated thereby, pursuant to which, among other things, (i) Newco will merge with and into CBSC, with CBSC being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of common stock, no par value, of CBSC ("CBSC Common Stock") (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of CBSC Common Stock held by AMCORE, Newco, or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by stockholders of CBSC who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number of shares (ranging from 5.6247 to 3.7193) (the "Exchange Ratio") of common stock, par value $0.33 per share, of AMCORE, to be determined based upon the average per share closing price of AMCORE Common Stock as reported on the Nasdaq National Market for the period of twenty trading days ending at the end of the third trading day immediately preceding the date of the Special Meeting. A description of the procedure to be used in determining the Exchange Ratio, together with other important information, is contained in the accompanying CBSC Proxy Statement and AMCORE Prospectus ("Proxy Statement/Prospectus").

    [ ]  FOR approval and adoption of   [ ]  AGAINST approval and adoption  [ ]  ABSTAIN from vote on the
         the Merger Agreement                of the Merger Agreement             Merger Agreement

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

    [ ]  FOR approval and adoption of   [ ]  AGAINST approval and adoption
         the Merger Agreement                of the Merger Agreement

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS MADE FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.

Dated:                               Signature
----------------------------------   --------------------------------------

                                     --------------------------------------
                                     Signature, if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation, the proxy should be signed by a duly authorized officer, including title as such. If a partnership, please sign in partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.